EXHIBIT 21.1.1

                                  SUBSIDIARIES


                                                                         Jurisdiction of          Percentage of
                         Name of Subsidiary                                Organization             Ownership
                         ------------------                              ----------------         --------------
Owned by Atlas Air Worldwide Holdings, Inc.
-------------------------------------------
Atlas Air, Inc.                                                              Delaware                  100%
Airline Acquisition Corp I                                                   Delaware                  100%
Atlas Worldwide Aviation Logistics, Inc.                                     Florida                   100%

Owned by Atlas Air, Inc.
------------------------
Genessee Insurance Company, Ltd.                                             Bermuda                   100%
Atlas Air Crew Services, Ltd.                                                   UK                     100%
Liege Global Cargo Sales Co.                                                 Belgium                   86%
Atlas Freighter Leasing II, Inc.                                             Delaware                  100%

Owned by Atlas Freighter Leasing II, Inc.
-----------------------------------------
Atlas Freighter Leasing III, Inc.                                            Delaware                  80%*

Owned by Airline Acquisition Corp I
-----------------------------------
Polar Air Cargo, Inc.                                                       California                 100%

* The remaining 20% of Atlas Freighter Leasing III, Inc. is owned by Atlas Air, Inc.